                                  EXHIBIT 10.15


                             AGREEMENT TO LOAN FUNDS


         THIS AGREEMENT to Loan Funds (this "Agreement") is entered into as of the 22 day of December 2000, by and between AirNet Communications Corporation, a Delaware corporation (the "Company"), and Glenn Ehley ("Ehley").

                               W I T N E S S E T H

         WHEREAS, Ehley, the Company's Senior Vice President Worldwide Sales and Marketing, exercised certain Company stock options in March 2000 (the "Option Exercises") for the purchase of 25,261 shares of the Company's common stock (the "March 2000 Option Shares"); and

         WHEREAS, Ehley will be liable for federal income tax of approximately $215,800 in connection with the Option Exercises as a result of the application of the alternative minimum tax ("AMT") provisions under the Internal Revenue Code, which alternative minimum tax liability (the "AMT Liability") will be due and payable by Ehley on April 15, 2001; and

         WHEREAS, the Company believes it to be in its best interest and a benefit to the Company to make a non-recourse loan to Ehley (the "Loan") in an amount sufficient to satisfy the AMT Liability and other federal income tax obligations related to the Loan contemplated by this Agreement; and

         WHEREAS, the parties hereto desire to set forth their understanding with respect to the terms under which the Company will make the Loan to Ehley.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

         1. In the event Ehley determines that the Loan is necessary in order to satisfy the AMT Liability and requests that the Company make the Loan to him, the Company agrees to loan Ehley the sum of $221,997 on a non-recourse basis pursuant to the terms of a Promissory Note (the "Note") in the form attached hereto as Exhibit A.

         2. In connection with the Loan, Ehley agrees to grant the Company a security interest in the March 2000 Option Shares and to authorize and direct his broker or brokers to deliver to Lender all Required Payments (as defined in the Note) until such time as all amounts owing under the Note are paid in full, and to execute all documentation required in order to perfect the Company's security interest in the March 2000 Option Shares and to authorize and direct his broker or brokers to deliver all Required Payments to the Company. The Company agrees that it shall not, during the time in which the Note remains unpaid, adopt or impose any rules or other restrictions which restrict or interfere with Ehley's right to sell the March 2000 Option Shares, except for rules which are also imposed upon other officers or directors of the Company or which are required by applicable state or federal securities laws or regulations.

         3. Ehley agrees that he will use the proceeds of the Loan solely for the purpose of satisfying the AMT Liability and other federal income tax obligations related to the Loan contemplated by this Agreement.

         4. Unless approved by the Company's Board of Directors, Ehley agrees that he will not gift, sale or otherwise transfer any of the March 2000 Option Shares at any time during which amounts remain due under the Note, except for sales made into the public markets and transfers made in connection with a sale or merger of the Company.

         5. All terms, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

         6. All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or mailed registered or certified first-class mail, postage prepaid, as follows:

         if to the Company:         AirNet Communications Corp.
                                    100 Rialto Place
                                    Suite 300
                                    Melbourne, FL  32901
                                    Attn: Chief Financial Officer

         With a copy to:            Edwards & Angell, LLP
                                    250 Royal Palm Way
                                    Suite 300
                                    Palm Beach, FL 33480
                                    Attn: John G. Igoe, Esq.

         if to Ehley:               Glenn Ehley
                                    2703 Barrow Drive
                                    Merritt Island, FL 32952

         7. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by any party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, representation or warranty.

         8. This Agreement may be executed in on or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                               AIRNET COMMUNICATIONS CORPORATION



                               By: /s/ James W. Brown
                                  ----------------------------------------------
                               Name:  James W. Brown
                                  ----------------------------------------------
                               Title:   Chairman
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                               GLENN EHLEY


                               /s/ Glenn Ehley
                               -------------------------------------------------